                                                                    EXHIBIT 99.1


INVESTOR RELATIONS:            PRESS CONTACT:              [ORGANIC LOGO]
STEVE VATTUONE                 PATRICIA CALFEE
VP FINANCE                     GENTRY COMMUNICATIONS
ORGANIC, INC.                  415.332.2081, EXT. 301
415-581-5794




                ORGANIC, INC. REPORTS SECOND QUARTER 2001 RESULTS

             COMPANY POSTS $13.8 MILLION IN SECOND QUARTER REVENUES,
          A SEQUENTIAL DECLINE OF ONLY 4% AS LOSS NARROWS SUBSTANTIALLY


SAN FRANCISCO, JULY 24, 2001 - ORGANIC, INC. (NASDAQ: OGNC), an international Internet professional services company, today reported financial results for the second quarter ended June 30, 2001.

Revenues in the second quarter ending June 30, 2001 were $13.8 million, a 4% decrease from the first quarter ending March 31, 2001. The Company said that almost all of its second quarter revenues were derived from Global 1000 clients and approximately 20% were from its international network. Pro forma EBITDA losses were $5.7 million in the second quarter, a reduction of nearly 70% versus the prior quarter, as revenues began to stabilize and the Company's cost reduction efforts materialized throughout the quarter. Over the past seven months Organic has eliminated approximately $100 million of expense from its cost structure and has lowered its EBITDA breakeven point to an estimated $12.5 million of revenue for the fourth quarter of 2001. The Company's days sales outstanding also remained among the best in the industry at 49 days.

"Our Business Performance Acceleration (BPA) service offering is resonating with potential new clients. By focusing on proactively identifying and marketing high return-on-investment digital solutions for both front and back end applications, our BPA methodology has improved our access to key decision-makers. In fact, within the past three months we have performed BPAs for approximately 115 companies and have another 24 BPAs scheduled in the next month. Since the business development phase from beginning to end is approximately three months, we are encouraged by the recent signing of The MONY Group, Dow Automotive, Domino's Pizza and a Fortune 50 client. In addition, we have secured two other verbal client commitments this quarter and have 23 other proposals outstanding in our pipeline. Approximately 70% of our BPA presentations led to additional requests for information and/or meetings and almost 25% have led to requests for proposals," said Mark Kingdon, Chief Executive Officer of Organic.

"Our channel partners have embraced our BPA offering and are exploring ways to package their applications into our joint sales presentations, particularly in cases where platform migrations or upgrades may be required. Canada Imperial Bank of Commerce, a new Organic client engaged in our Toronto office, is a channel partner referral from Broadvision. We are accelerating our alliance efforts and have seen renewed support from all of our technology partners. Specifically this quarter we executed a broader and more marketing oriented partnership agreement with IBM. We are also in the process of renewing our alliance with ATG as a premier member in their Solutions Provider Program and we continue to expand our relationship with Sun Microsystems," said Kingdon.

Organic, Inc. Q2 2001 Earnings
Page 2

Organic announced that it is eliminating redundant non-billable functions and excess capacity. "We are continuing to re-align our operations as we realize efficiencies across our network. In July we anticipate eliminating an aggregate of approximately 80 positions, of which close to 45% will be non-billable employees. In conjunction with a number of other newly identified expense items, we estimate we will realize nearly $10 million of annual expense savings. As a result of this and other previously announced cost containment efforts implemented within the last seven months, our quarterly EBITDA breakeven point is now estimated to be $12.5 million of revenue by the fourth quarter of 2001 compared to $40.3 million for the same period in fiscal 2000, a decline of nearly 70%. Despite eliminating approximately $130 million of expense and capital spending over the past seven months, we will continue to examine our cost structure in order to reach profitability," said Kingdon.

Cash balances at the end of the second quarter were nearly $28 million. Days sales outstanding continued to be strong at 49 days, inclusive of a $2.7 million client payment received one business day after the second quarter ended. Pro forma net loss (excluding stock compensation and other stock-based charges, a restructuring charge and a one-time investment loss) for the second quarter of 2001 was $8.7 million, or diluted net loss per share of $0.10, compared with pro forma net loss (excluding stock compensation and other stock-based charges) of $2.1 million, or diluted net loss per share of $0.03, for the second quarter 2000. Before pro forma adjustments, net loss for the second quarter of 2001 was $18.4 million, or diluted net loss per share of $0.21.

The company also announced that both Michael Hudes, its President and Sue Field, its Executive Vice President & Chief Financial Officer, have resigned to pursue other opportunities. "Michael is recognized as a true pioneer in the e-services sector, taking a fledgling 20 person company and growing it into a highly respected and widely recognized global business through exceptionally challenging times. His strategic insight, team building skills and commitment to innovation have all left an indelible mark on our business. For the past six years Michael has been my partner in building Organic. We will all miss his energy and passion for excellence but know he will meet with terrific success in what ever he chooses to accomplish next," said Jonathan Nelson, Organic's Chairman of the Board.

"Sue has achieved many milestones at Organic, including leading the company's initial public offering, building an entirely new infrastructure and right-sizing the company to be on the path to profitability despite very difficult industry conditions. She leaves in place a high quality team and her commitment to the organization will not be forgotten," said Kingdon.

Organic added two new, independent members to its Board of Directors this quarter. Howard L. Morgan, Ph.D., Vice Chairman of idealab!, an incubator of technology companies, joined Organic's board in June. Dr. Morgan has a distinguished background in academics and leading business ventures. Prior to idealab!, where he was a founding investor, he managed venture capital investments for Renaissance Technologies and Arca Group, Inc. Dr. Morgan also served as Professor of Decision Sciences at The Wharton School and Professor of Computer and Information Sciences at The Moore School of the University of Pennsylvania.

Organic, Inc. Q2 2001 Earnings
Page 3

James Barnett joined Organic's Board of Directors in June. Mr. Barnett was most recently President of MyFamily.com, Inc. and prior to that was President and Chief Executive Officer of ThirdAge Media, a leading Internet media company for first wave baby boomers. Prior to ThirdAge, Mr. Barnett was President and Chief Executive Officer of Infogames North America, a leading publisher and developer of video games and interactive entertainment software, and Chairman, President and Chief Executive Officer of Accolade, the predecessor company to Infogames North America. Mr. Barnett's tenure at Accolade began in 1994.

CONFERENCE CALL WEB CAST
The Company will host a live audio broadcast of a conference call with the analyst community discussing issues related to this release via its Web site, http://www.organic.com. The call, which is accessible through the Investor Relations section of the site, is scheduled to begin at 5:00 p.m. (EDT) / 2:00 p.m. (PDT) on Tuesday, July 24, 2001. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. An archive of the call will remain available in the Investor Relations section of the Organic Inc. corporate Web site (http://www.organic.com) for two weeks.

ABOUT ORGANIC, INC.
Organic, Inc. (Nasdaq: OGNC), is a global digital services firm providing premium business solutions, resulting in a positive measured impact for a client's business. Professional services include multi-platform user interface design and marketing, online media buying and management, software engineering and technical program management, systems integration, data analysis and reporting, inventory and supply change management and customer relationship management. Organic has gained significant experience working with leading companies in the automotive, retail, financial services, media, and telecommunications industries, and has performed award-winning work for DaimlerChrysler, Washington Mutual and Target Corp. Other industry leading clients include Federated Department Stores, Inc., British Telecommunications plc, General Electric Financial Assurance Holdings, Inc. and PlayStation.com (America), Inc. In the Internet professional services industry, Organic (www.organic.com) has a history as an innovator. Having developed a number of Web sites that were the first in category, Organic also created Yahoo!'s user interface and logo, and contributed to the development of Apache, the leading Web serving application. Founded in 1993, Organic is headquartered in San Francisco with offices in the U.S., Canada, Asia, Europe and Latin America.

ORGANIC is a service mark or registered service marks of Organic, Inc. or its subsidiaries in the United States and in other countries. Other trademarks and service marks referenced are marks of their respective owners.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
This release contains, in addition to historical information, forward-looking statements, concerning the following topics: implementation of the Company's restructuring initiatives and expected savings and charges associated with those initiatives, the efficacy of new initiatives to develop business and projected results of operations for future quarters. Forward-looking statements are subject by their nature to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements. Risks and uncertainties include but are not

Organic, Inc. Q2 2001 Earnings
Page 4

limited to those related to the Company's ability to successfully implement the restructuring initiatives, the Company's ability to realize savings from the restructuring initiatives, the number and size of projects from new clients and additional projects from existing clients, general economic conditions and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. All forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date of this release. The Company disclaims any obligation to update such statements in the future.



                                      # # #

                             THREE TABLES TO FOLLOW

                                  ORGANIC, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                                  June 30,         December 31,
                                                                                    2001               2000
                                                                               ---------------    ---------------
                                                                                (unaudited)         (audited)
ASSETS
 Cash and cash equivalents and short-term investments                              $   15,926         $   58,454
 Restricted Cash                                                                       11,653             11,653
 Accounts receivable, net                                                              10,169             18,649
 Costs in excess of billings                                                            1,565              1,413
 Other current assets                                                                   2,777              3,377
                                                                               ---------------    ---------------

         Total current assets                                                          42,090             93,546

 Property and equipment, net                                                           20,418             33,769
 Net deferred bank facility charge                                                      7,059             10,084
 Other assets                                                                           1,000              2,109
                                                                               ---------------    ---------------

         Total assets                                                              $   70,567         $  139,508
                                                                               ===============    ===============

LIABILITIES AND OTHER STOCKHOLDERS' EQUITY
 Accounts payable                                                                  $    2,096         $    3,413
 Current portion of long-term debt                                                        189                329
 Current portion of obligations under capital leases                                       36                 36
 Deferred revenue                                                                       7,425             12,393
 Other current liabilities                                                              9,665             18,447
 Accrued restructuring charges                                                         13,258              3,757
                                                                               ---------------    ---------------

         Total current liabilities                                                     32,669             38,375

 Long-term debt, net of current portion                                                     -                 22
 Obligations under capital leases, net of current portion                                  46                 67

         Total liabilities                                                             32,715             38,464
                                                                               ---------------    ---------------

Minority interest in consolidated subsidiary                                                -                215
Total stockholders' equity                                                             37,852            100,829
                                                                               ---------------    ---------------

         Total liabilities and other stockholders' equity                          $   70,567         $  139,508
                                                                               ===============    ===============

                                  ORGANIC, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                     JUNE 30,                   JUNE 30,
                                                              -----------------------   -------------------------
                                                                 2001         2000          2001          2000
                                                              ----------   ----------   ------------  -----------

Revenues                                                       $  13,762     $ 37,161     $   28,092     $  66,375

Operating expenses:
   Professional services other                                     9,707       18,156         24,876        34,492

   Selling, general and administrative other                      12,660       22,232         32,387        42,142
                                                              ----------   ----------   ------------    -----------

         Total operating expenses                                 22,367       40,388         57,263        76,634
                                                              ----------   ----------   ------------    -----------

Pro forma operating loss                                          (8,605)      (3,227)       (29,171)      (10,259)

Minority interest in operations of consolidated subsidiary             -           21              -            76

Investment loss                                                     (291)           -           (547)            -

Interest expense                                                     (45)         (14)          (120)         (264)

Interest income                                                      304        1,302          1,129         1,898
                                                              ----------   ----------   ------------    -----------

         Pro forma net loss before taxes                          (8,637)      (1,918)       (28,709)       (8,549)

Income tax (benefit) expense                                         104          213            228           412
                                                              ----------   ----------   ------------    -----------

         Pro forma net loss (1) (2) (3)                        $  (8,741)    $ (2,131)    $  (28,937)    $  (8,961)
                                                              ==========   ==========    ===========    ===========

Pro forma diluted net loss per share (1) (2) (3) (4)           $   (0.10)    $  (0.03)    $    (0.33)    $   (0.11)
                                                              ==========   ==========    ===========    ==========

Shares used in computing pro forma diluted net loss per
share (4)                                                     88,077,045   83,945,906     87,455,448    81,778,785
                                                              ==========   ==========    ===========    ==========

Note: The above unaudited pro forma condensed consolidated statements of operations exclude the effects of the following (in thousands):

(1) During the three and six months ended June 30, 2001, amortization of professional services deferred stock-based compensation and selling, general and administrative deferred stock-based compensation and a warrant related to operating expenses was $(431) and $3,610 and $(1,494) and $5,704, respectively. During the three and six months ended June 30, 2000, amortization of professional services deferred stock-based and selling, general and administrative deferred stock-based compensation and a warrant related to operating expenses was $4,106 and $6,471, and $13,950 and $21,022, respectively.

(2) During the three months and six months ended June 30, 2001, one-time write-off of long term investment of $303 and $1,303, respectively.

(3) During the three and six months ended June 30, 2001, cost related to restructuring was $6,162 and $29,911, respectively.

(4) Includes Organic's preferred stock and warrant, which converted to common stock upon the closing of Organic's initial public offering, as if the conversion occurred as of the beginning of the period, or date of issuance if later, for the three and six months ended June 30, 2000.

                                  ORGANIC, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                         JUNE 30,                 JUNE 30,
                                                                  ----------   ----------  ----------  ----------
                                                                     2001         2000        2001        2000
                                                                  ----------   ----------  ----------  ----------

Revenues                                                          $  13,762    $  37,161   $  28,092   $  66,375

Operating expenses:
  Professional services
   Professional services other                                        9,707       18,156      24,876      34,492
   Professional services stock-based compensation                      (431)       4,106      (1,494)     13,950
                                                                  ----------   ----------  ----------  ----------
          Total professional services                                 9,276       22,262      23,382      48,442

  Selling, general and administrative
   Selling, general and administrative other                         12,660       22,232      32,387      42,142
   Selling, general and administrative stock-based compensation
      and other stock-based charges                                   3,610        6,471       5,704      21,022
                                                                  ----------   ----------  ----------  ----------
          Total selling, general and administrative                  16,270       28,703      38,091      63,164

  Restructure expense                                                 6,162            -      29,911           -
                                                                  ----------   ----------  ----------  ----------

          Total operating expenses                                   31,708       50,965      91,384     111,606
                                                                  ----------   ----------  ----------  ----------
Operating loss                                                      (17,946)     (13,804)    (63,292)    (45,231)

Minority interest in operations of consolidated subsidiary                -           21           -          76

Investment loss                                                        (594)        (353)     (1,850)       (353)

Interest expense                                                        (45)         (14)       (120)       (264)

Interest income                                                         304        1,302       1,129       1,898
                                                                  ----------   ----------  ----------  ----------

       Net loss before taxes                                        (18,281)     (12,848)    (64,133)    (43,874)

Income tax expense                                                      104          213         228         412
                                                                  ----------   ----------  ----------  ----------

       Net loss                                                   $ (18,385)   $ (13,061)  $ (64,361)  $ (44,286)
                                                                  ==========   ==========  ==========  ==========

Basic and diluted net loss per share                              $   (0.21)   $   (0.16)  $   (0.74)  $   (0.67)
                                                                  ==========   ==========  ==========  ==========

Weighted average common shares outstanding - basic and diluted    88,077,045   83,945,906  87,455,448  66,012,175
                                                                  ==========   ==========  ==========  ==========
